                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement   [ ] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))


    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           FSI INTERNATIONAL, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                           FSI INTERNATIONAL, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            FSI INTERNATIONAL, INC.
                            322 LAKE HAZELTINE DRIVE
                            CHASKA, MINNESOTA 55318
                                  612/448-5440

                                                                December 9, 1996

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 3:30 p.m., Minneapolis time, on Wednesday, January 22, 1997.

     The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters on which action will be taken. During the meeting we will also review the activities of the past year and items of general interest about the Company.

     In addition to electing two members of the Board of Directors and approving the independent auditors, you are being asked to vote on one other proposal.

     Proposal 2 relates to your Board of Directors' recommendation to approve the recently adopted FSI 1997 Omnibus Stock Plan which is intended to replace the 1994 Omnibus Stock and Directors' Nonstatutory Option Plans. The FSI International, Inc. 1997 Omnibus Stock Plan is a stock-based incentive plan intended to motivate key employees, consultants, and directors and to promote the long-term value of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL THREE PROPOSALS.

     Only Shareholders Of Record At The Close Of Business On November 26, 1996 Are Entitled To Notice Of And To Vote At The Annual Meeting And Any Adjournment Thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors

                                          Joel A. Elftmann sig

                                          Joel A. Elftmann
                                          Chairman, President and
                                          Chief Executive Officer

                         ------------------------------

                             YOUR VOTE IS IMPORTANT

     EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID REPLY ENVELOPE PROVIDED. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON NOVEMBER 26, 1996, ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

                         ------------------------------

                            FSI INTERNATIONAL, INC.

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 22, 1997
                         ------------------------------

To the Shareholders of FSI International, Inc.:

     The Annual Meeting of Shareholders of FSI International, Inc. (the "Company") will be held at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota on Wednesday, January 22, 1997, at 3:30 p.m., Minneapolis time, for the following purposes:

     1.  To elect two Class I directors for a three-year term.

     2. To act upon a proposal to approve the FSI International, Inc. 1997 Omnibus Stock Plan.

     3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending August 30, 1997.

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed November 26, 1996 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

                                          By Order of the Board of Directors

                                          Benno G. Sand Sig

                                          Benno G. Sand
                                          Secretary

December 9, 1996

                            FSI INTERNATIONAL, INC.
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

                              GENERAL INFORMATION

GENERAL

     This Proxy Statement and the enclosed proxy are being furnished in connection with the solicitation by the Board of Directors (the "Board") of FSI International, Inc., a Minnesota corporation (the "Company"), of proxies for use in connection with the Annual Meeting of Shareholders ("Meeting") to be held on Wednesday, January 22, 1997 and any and all adjournments thereof for the purposes described below and in the accompanying Notice. The Meeting will be held at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota.

     So far as the Board and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the Meeting. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such matters.

     The address of the principal executive office of the Company is 322 Lake Hazeltine Drive, Chaska, Minnesota 55318 and the Company's telephone number is
(612) 448-5440. The mailing of this Proxy Statement and accompanying form of proxy to shareholders will commence on or about December 10, 1996.

SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, personal contact, or special letter. The Company also may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in forwarding such materials. The Company intends to use the services of Morrow & Co., Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of those services is not known at this time, it is anticipated that the cost will be approximately $4,500.

RECORD DATE AND OUTSTANDING VOTING SECURITIES

     Only shareholders of record at the close of business on November 26, 1996 are entitled to vote at the Meeting. On that day there were issued and outstanding 22,374,056 shares of common stock ("Common Stock"), the only authorized and issued voting security of the Company. Each shareholder is entitled to one vote for each share held and is not entitled to cumulate votes for the election of directors.

     Proxies in the accompanying form which are properly signed and duly returned to an officer of the Company will, unless otherwise specified on the proxy, be voted for Items 1, 2, and 3 as set forth on the proxy and be voted in the discretion of the proxy holders as to any other matter that may properly come before the Meeting.

VOTING REQUIREMENT

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote on a matter to be acted upon at the Meeting is required for the approval of that matter. A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on that matter at the Meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any matter shall not be considered present and entitled to vote on that matter.

REVOCABILITY OF PROXIES

     A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by providing notice in writing to an officer of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date. A shareholder attending the Meeting may also revoke a proxy at the Meeting.

     DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals intended to be considered at the Annual Meeting of Shareholders for the fiscal year ended August 30, 1997 must be received by the Company no later than August 12, 1997. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission ("SEC").

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table lists, as of October 17, 1996, certain information regarding the beneficial ownership of Common Stock of the Company by (i) each director, including the nominees for director, (ii) each executive officer named in the Summary Compensation Table in this Proxy Statement ("Named Executives"),
(iii) all of such directors, Named Executives and other executive officers as a group, and (iv) each person or entity known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares.

                                                               NUMBER OF SHARES
                                                                 BENEFICIALLY        PERCENT OF SHARES
                      NAME                            AGE           OWNED            BENEFICIALLY OWNED
-------------------------------------------------     ---      ----------------      ------------------
Joel A. Elftmann                                      56           1,015,039(1)             4.54%
James A. Bernards                                     50              21,999(2)           *
Neil R. Bonke                                         54              11,333(3)           *
Robert E. Cavins                                      61              33,329(4)           *
Dale A. Courtney                                      59             115,926(5)           *
Terrence W. Glarner                                   53               5,655(6)           *
Joanna T. Lau                                         38              10,000(7)           *
Robert E. Lorenzini                                   60              23,999(2)           *
William M. Marcy                                      54               2,666(8)           *
Benno G. Sand                                         43              74,704(9)           *
Benjamin J. Sloan                                     56             121,862(10)          *
Charles R. Wofford                                    63              15,349(11)          *
All Nominees, Directors, Named Executives and
  other executive officers as a group (15
  persons)                                                         1,695,542(12)            7.38%

---------------------------
  *  Less than 1%

 (1) Includes 39,333 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

 (2) Includes 13,999 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

 (3) Includes 11,333 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

 (4) Includes 30,964 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

 (5) Includes 110,632 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

 (6) Includes 3,999 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

 (7) Includes 10,000 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

 (8) Includes 2,666 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

 (9) Includes 61,966 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

(10) Includes 120,964 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

(11) Includes 15,349 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996.

(12) Includes 624,767 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1996 granted to seven executive officers and five directors of the Company.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

THE NOMINEES AND DIRECTORS

     The Company's Articles of Incorporation, as amended, provide that the Board be divided into three classes of directors of as nearly equal size as possible. The members of each class are elected to serve a three-year term, and the terms are staggered. James A. Bernards, Joanna T. Lau, and William M. Marcy are Directors in the class whose term expires at the Meeting. Neil R. Bonke, Joel A. Elftmann and Robert E. Lorenzini are Class II Directors with terms expiring in 1998. Terrence W. Glarner and Charles R. Wofford are Class III Directors with terms expiring in 1999.

     The Board has nominated and recommended that Mr. Bernards and Ms. Lau be elected as Class I Directors, each to hold office until the 2000 Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified. Mr. Marcy has indicated that he does not intend to stand for reelection. The Board of Directors' current size has been set at eight members. Therefore, the Company will be evaluating potential candidates in an effort to select the eighth member of the Board during the current fiscal year.

     Each of the nominees is currently a member of the Company's Board of Directors and has indicated a willingness to serve as a director if elected. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion, unless an instruction to the contrary is indicated on the proxy. The Company has no reason to believe that any nominee will be unable to serve as a director if elected.

     The accompanying proxy will be voted in favor of the election of the nominees of directors, unless the shareholder giving the proxy indicates to the contrary on the proxy. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the election of directors and present, in person or by proxy, at the Meeting is required for election to the Board of each of the two nominees named below.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE DIRECTOR-NOMINEES.

     Certain information concerning the nominees and other directors follows:

         Nominees for Election at the 1997 Meeting as Class I Directors

JAMES A. BERNARDS    Mr. Bernards has served as a director of the Company since
                     July 1981. Since June 1993, Mr. Bernards has been President of Facilitation, Inc., which provides business and financial consulting services. Mr. Bernards was President of the accounting firm of Stirtz, Bernards & Company from May 1981 to June 1993. Since 1986, Mr. Bernards has been
                     President of Brightstone Capital, Ltd., a venture capital fund manager. He is also a director of Health Fitness
                     Physical Therapy Corporation, Reality Interactive, Inc. and several private companies.

JOANNA T. LAU        Ms. Lau has served as a director of the Company since May
                     30, 1996. Ms. Lau is a founder of Lau Technologies, an electronics manufacturer in Acton, Massachusetts and has served as its President since March 1990. She previously held management positions with General Electric and Digital
                     Equipment Corporation. In 1995, she was recognized by Inc.
                     Magazine as the National Turn-Around Entrepreneur of the Year. She also serves as a director of INSO Corporation.

         Class II Directors Whose Terms Continue Until the 1998 Meeting

NEIL R. BONKE        Mr. Bonke has served as a director of the Company since
                     June 1994. Since April 1993, Mr. Bonke has been Chairman of the Board of Electroglas Inc., a manufacturer of automatic wafer probing equipment for semiconductor device manufacturers. He also was Chief Executive Officer of Electroglas from April 1993 to April 1996. He was a Group
                     Vice President of General Signal and President of General
                     Signal's Semiconductor Equipment Operations from September
                     1991 to July 1993. From 1990 to 1991, he was Chief
                     Operating Officer of Cognex Corporation, a manufacturer of machine vision systems for the semiconductor and electronics industries, and from 1987 to 1990 was President of General Signal's Xynetics division, a group of semiconductor equipment manufacturing companies which included Electroglas. Mr. Bonke currently serves on the Board of Electroglas, SANMINA Corporation, and Speedfam
                     International, Inc.

JOEL A. ELFTMANN     Mr. Elftmann is a co-founder of the Company and has served as a director of the Company since 1973 and as Chairman of the Board since August 1983. From August 1983 to August
                     1989, and from May 1991 until the present, Mr. Elftmann also has served as Chief Executive Officer of the Company.
                     From 1977 to August 1983, and from May 1991 until the present, Mr. Elftmann has served as President of the Company. Prior to 1977, Mr. Elftmann was Vice President and
                     General Manager of the Company. Mr. Elftmann is also
                     Chairman of the Supervisory Board of Metron Technology B.V.
                     and is a director of m-FSI Ltd. He also has been a director of Veeco Instruments, Inc. since May 1994.

ROBERT E. LORENZINI  Mr. Lorenzini has served as a director of the Company since
                     November 1986. Since January 1993, Mr. Lorenzini has been Chairman of SunPower Corporation, a manufacturer of opto-electronic devices. Since February 1995, he also has served as Chairman and Chief Executive Officer of Virtual Golf, Inc., a manufacturer of sports simulation systems. From October 1988 to January 1993, he served as President and Chief Executive Officer of SunPower Corporation. From December 1986 to October 1989, Mr. Lorenzini was active in a number of venture capital investments focused on high technology companies. Mr. Lorenzini is a founder of Siltec Corporation ("Siltec"), a multi-division manufacturer of silicon wafers and processing equipment for the semiconductor industry. Mr. Lorenzini was Chairman of the Board and President of Siltec from 1969 to December 1986. Mr. Lorenzini is also a director of KLA Instruments Corporation.

        Class III Directors Whose Terms Continue Until the 1999 Meeting

TERRENCE W. GLARNER  Mr. Glarner has served as a director of the Company since
                     October 1988. Since February 1993, Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital company. From 1982 to February 1993, Mr. Glarner was President of North Star Ventures, Inc. and North Star Ventures II, Inc., venture capital funds. Mr. Glarner is also a director of Aetrium Incorporated, Cima Labs, Inc. and Datakey, Inc.

CHARLES R. WOFFORD   Mr. Wofford has served as a director of the Company since
                     November 1992. He joined the Company as Vice Chairman in
                     February 1996. Since April 1994, Mr. Wofford has been a business and management consultant. From April 1992 to April 1994, he was Chairman of the Board, Chief Executive
                     Officer, and President of the FARR Company, a manufacturer of clean room filtration systems and equipment. Mr. Wofford was President and Chief Executive Officer of the FARR
                     Company from September 1991 to March 1992, and from July
                     1991 to August 1991 he was President and Chief Operating
                     Officer. From 1958 to 1991, Mr. Wofford held a variety of positions with respect to Texas Instrument's semiconductor operations in the United States, Europe, Asia, and Latin
                     America, including Senior Vice President, Semiconductor
                     Group.

     None of the above nominees or directors are related to one another or to any executive officer of the Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board met seven times and adopted resolutions by written action three times in fiscal 1996. The Board has an Audit, a Compensation, an Omnibus Stock Plan, and a Nomination Committee.

     The Audit Committee, consisting of Messrs. Bernards, Elftmann and Glarner, met three times in fiscal 1996. Its functions include: recommending to the Board the independent auditors for the Company; establishing and reviewing the activities of the independent auditors; reviewing recommendations of the independent auditors and the responses of management to such recommendations; and reviewing and discussing with the independent auditors and the Company's management the Company's financial reporting, loss exposures and internal controls.

     The Company has a Compensation Committee consisting of Messrs. Bernards, Glarner and Lorenzini. The Compensation Committee met once and adopted resolutions by written action four times in fiscal 1996. Its functions include: reviewing and reporting to the Board on the programs for developing senior management personnel; approving and reporting to the Board concerning administration of executive compensation plans and the compensation (including incentive awards) of certain executives; and review and approval of the Company's incentive plans.

     The Company also has an Omnibus Stock Plan Committee consisting of Messrs. Bernards, Glarner and Lorenzini. The Omnibus Stock Plan Committee grants or makes recommendations to the Board concerning employee stock options, and administers the FSI International, Inc. 1989 Stock Option Plan and 1994 Omnibus Stock Plan. The Omnibus Stock Plan Committee adopted resolutions by written action five times in fiscal 1996.

     The Company's Nomination Committee was formed in the latter part of fiscal 1996 and consists of Messrs. Elftmann, Bonke and Wofford. It met once in fiscal 1996. Its functions include: evaluating and recommending qualified individuals to the Board; reviewing the qualifications of individuals for election or reelection as members of the Board; and reviewing the charters and membership of the Board's Committees and Board membership guidelines. The Committee will consider persons whom shareholders recommend as candidates for election as Company directors. Any shareholder wishing to make such a recommendation should submit it to the Secretary of the Company.

     During fiscal 1996, each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which he or she serves.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company (an "Outside Director") receives a quarterly fee of $1,500 for service on the Board and a fee of $1,000 for attending meetings of the Board. In addition, each Outside Director receives a fee of $500 for attendance at a meeting of a Committee on which the Director serves if held other than the day of, the day preceding or the day following a meeting of the Board or an Annual Meeting of the Company's Shareholders. (As part of cost control measures recently implemented, the Outside Directors have agreed to a ten percent reduction in such compensation.)

     Upon joining the Board, each Outside Director receives a single grant of an option to purchase 10,000 shares of Common Stock under the FSI Directors' Nonstatutory Stock Option Plan ("Directors' Plan"). The purchase price of each share subject to an option is the fair market value of a share of Common Stock of the Company at the time the option is granted. The options vest and become exercisable six months after the date of grant, except that vesting is accelerated upon death or a change in control of the Company. Generally, the options expire ten years from the date of grant, but expiration may occur sooner in the event of an optionee's death. Each Outside Director serving as an Outside Director of the Company immediately following an Annual Meeting of the Company's Shareholders is granted a nonstatutory stock option under the Directors' Plan to purchase 4,000 shares of Common Stock at the fair market value at the time of grant (each an "Annual Outside Director Option"). An Annual Outside Director Option vests and becomes exercisable cumulatively on an annual basis as follows: one-third of the total number of shares subject to each such option shall become exercisable on each of the first and second anniversaries of the date of grant and the remainder become exercisable on the third anniversary of the date of grant, except that vesting is accelerated upon a change in control or upon the Outside Director's death. Generally, Annual Outside Director Options expire five years after the date of grant. The Directors' Plan was approved by shareholders at the Company's 1991 Annual Meeting and was amended at the Company's 1995 Annual Meeting. If the 1997 Omnibus Stock Plan (Proposal Two) is approved by the Shareholders at the Meeting, the Directors' Plan will terminate and be replaced by that Plan.

     William M. Marcy, a director of the Company and Associate Dean of Engineering for Research and Administration at Texas Tech University, acts as a consultant to the Company in the area of software engineering for which he currently receives $3,000 per month from the Company, and for which he received $36,000 in fiscal 1996. In addition, Texas Tech University performs software and computer development for the Company under contracts administered by Dr. Marcy pursuant to which the Company paid Texas Tech University $116,861 during fiscal 1996.

     Charles R. Wofford, a director of the Company and a business and management consultant, entered into a consulting contract with the Company effective July 1, 1995 in the area of organizational planning and structure. The contract was terminated upon his becoming an employee on February 5, 1996. Pursuant to the consulting contract, Mr. Wofford was paid $87,150 for such services in fiscal 1996.

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     The Company's corporate headquarters and certain manufacturing facilities, aggregating approximately 161,500 square feet, are leased from three Minnesota partnerships comprised of two or more of the following individuals: Joel A. Elftmann, Chairman of the Board, President, and Chief Executive Officer of the Company; Robert S. Blackwood, a former director and executive officer of the Company; and Joseph H. Wyers, a former director and executive officer of the Company. Annual rent for the 1996 fiscal year under the three leases totaled $927,400.

     The 140,000 square foot main facility is leased from a partnership in which all three such persons are partners under a lease expiring in October 2000, subject to five three-year renewal options at the election of the Company. The Company and the partnership, effective November 1, 1995, entered into a new five-year lease at an annual rental rate of $700,000 per year, which rate commenced December 1, 1995. The Company also pays all real estate taxes, insurance and maintenance expenses. If the Company exercises a renewal option then the rent is adjusted to its fair rental value based upon an independent real estate appraisal. Commencing October 31, 1999 and annually thereafter during the term of the lease, the Company has an option to purchase the property for the greater of $4.0 million or 90% of the fair market value of the property. Pursuant to the policy described below, the lease amendments were approved by a majority of the Board and a majority of the disinterested directors.

     The Company has adopted a policy prohibiting the lease of any additional facilities from entities in which its officers or directors have a material interest. However, this policy would not prohibit the Company from leasing any further additions to the above facilities or any extensions of the existing operating leases on the related facilities, if approved by a majority of the members of the Board who have no interest in the ownership of such facility and the terms of such rentals are based upon independent appraisals of the value of such property and market rentals for comparable property.

     The Company owns 37.5% of the outstanding common stock of Metron Technology B.V. ("Metron," formerly known as Metron Semiconductors Europa B.V.), a distributor of the Company's products. Joel A. Elftmann, Chairman of the Board, President and Chief Executive Officer of the Company, is also Chairman of the Supervisory Board of Metron. The Company owns 49% of the outstanding capital stock of m-FSI Ltd., which distributes and acts as a licensee for certain of the Company's products in Japan. Messrs. Elftmann, Peter A. Pope, Executive Vice President, Marketing and Account Management and Dale A. Courtney, Executive Vice President; President, Surface Conditioning Division, of the Company, are all directors of m-FSI Ltd.

     During the 1996 fiscal year, the Company sold approximately $62,325,000 of its products to Metron and approximately $14,112,000 of its products to m-FSI Ltd. Sales to Metron (and its subsidiaries) and m-FSI Ltd. are made by the Company on commercially reasonable terms. In addition, in fiscal 1996 the Company paid Metron commissions of $2,963,000 for direct sales by the Company to customers in Asia.

     In addition to the leasing policy discussed above, the Board has adopted a policy regarding transactions, other than sales in the normal course of business, between the Company and any affiliate, including loans from the Company, requiring that all such transactions be approved by a majority of the Board and a majority of the disinterested outside directors and that all such transactions be for a bona fide business purpose and be entered into on terms at least as favorable to the Company as could be obtained from unaffiliated independent third parties.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and ten percent shareholders are also required by the SEC's rules to furnish the Company with copies of all Section 16(a) reports they file.

     Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during fiscal 1996. Based solely on its review of the copies of such reports received by it or written representations from certain reporting persons, the Company believes that during the fiscal year ended August 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with except that the initial ownership report for Ms. Lau was not filed on a timely basis.

          REPORT OF THE COMPENSATION AND OMNIBUS STOCK PLAN COMMITTEES
                     OF THE BOARD ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation and Omnibus Stock Plan Committees of the Board (collectively the "Compensation Committee") are composed entirely of Outside Directors. The members of the Compensation Committee are Messrs. Bernards, Glarner and Lorenzini. The Compensation Committee is responsible for reviewing and/or administering the Company's compensation and stock option plans and determining the compensation to be paid to the Chief Executive Officer and the other executive officers of the Company including the executive officers listed in the Summary Compensation Table. The objectives of the Company's executive compensation program are:

     - to attract and retain superior talent and reward individual performance;

     - to support the achievement of the Company's financial and strategic goals; and

     - through stock-based compensation, align the executive officers' interests with the success of the Company.

     The Company's executive compensation program strives to be competitive with the compensation provided by comparable microelectronic companies. In that respect, the Company compares itself to a self-selected peer group (which is broader than the peer group used in the Performance Graph which appears elsewhere in this Proxy Statement). The self-selected peer group is subject to occasional change as members of the peer group alter their focus, merge or are acquired, or as new competitors emerge. In comparing itself to members of this peer group, the Company relies upon salary survey data developed and published by several external sources.

     The Committee periodically conducts a review of its executive compensation program. The purpose of the review is to ensure that the Company's executive compensation program is meeting the objectives listed above. In its review, the Committee considers data submitted by management and external data, including compensation surveys.

     Executive compensation at the Company has three components: base salary, annual incentive awards and stock options. The Compensation Committee uses its discretion to set executive compensation at levels which, in its judgment, are warranted by external, internal and individual circumstances. The Company does not currently have a policy with respect to the limit under Internal Revenue Code Section 162(m) on the deductibility of the qualifying compensation paid to its executives as it is likely that all such compensation will be deductible by the Company.

BASE SALARY

     The base salary of each of the executive officers, including the Chief Executive Officer, is targeted to be at or near the competitive median for comparable microelectronic companies. In determining an individual's base salary, the Compensation Committee considers the compensation levels of similar positions within the peer group, the responsibilities and performance of the individual executive officer and the Company's recent financial performance.

     Generally, salary decisions are made by the Compensation Committee near the beginning of each calendar year based upon evaluations and recommendations made by the Chief Executive Officer. The Chief Executive Officer completes and submits to the Compensation Committee a performance appraisal for each executive officer. The appraisal assesses such individual's performance in the following areas: accountabilities of the position, individual goals and objectives, special projects and assignments, management skills and the achievement of an annual training/development plan. A salary recommendation is made based upon the individual's overall performance assessment and where the individual's salary falls within the range of salaries for similar positions in the peer group.

     The base salaries of the Company's officers, including those listed in the Summary Compensation Table, increased in fiscal 1996. This increase is due to an adjustment in executive salaries reflecting merit increases as part of the annual review process.

INCENTIVE COMPENSATION

     Executive officers and certain key employees are each eligible to receive an incentive award at the end of the fiscal year based upon the Company's financial performance. The purpose of this annual cash incentive program is to provide a direct financial incentive to executives and other key employees to meet or exceed the Company's annual corporate and divisional financial performance objectives.

     Each year a threshold, goal and maximum profit target are established for the Company and each of its three divisions. A division's profit is measured by divisional sales less divisional expenses and the Company's profit is measured by total revenues less total expenses. Generally, for each of the divisions and for the Company, threshold represents 85% of the goal profit target and maximum represents 120% of the goal profit target.

     All eligible participants are entitled to an award if the Company's threshold, goal or maximum profit target is achieved. The potential award for individuals with primarily corporate level responsibilities is based solely upon whether the Company's threshold, goal or maximum profit targets have been reached. However, individuals with primarily divisional responsibilities are eligible for an award based upon the achievement of that division's threshold, goal or maximum profit target even if the Company fails to reach its threshold profit target. A significant portion of such individual's total bonus potential is related to the division's profit performance.

     Cash awards at threshold, goal and maximum profit targets are calculated based upon a specified percentage of base salary determined primarily upon the individual's job level within the organization. An individual's potential incentive award at threshold, goal and maximum is determined near the beginning of the fiscal year by the Compensation Committee based upon recommendations made by the Chief Executive Officer, the Executive Vice President, Quality and Human Resources and the Chief Financial Officer.

     For fiscal 1996, the awards were paid at the maximum profit target level for the Chemical Management and Microlithography Divisions, and for the Company at the threshold profit target level. The Surface Conditioning Division did not reach its threshold target. Following the fiscal year-end, cash incentive awards were paid to all participants eligible at fiscal year end and approximately 300 individuals received such an award.

STOCK OPTIONS

     Stock options are the principal vehicle used by the Company for the payment of long-term compensation and to provide a stock-based incentive to improve the Company's financial performance. The objectives of stock option grants are to assist in the recruitment, motivation, and retention of key professional and managerial personnel as well as to reward eligible employees for outstanding performance.

     Generally, stock options are granted to eligible employees from time to time based primarily upon the individual's actual and/or potential contributions and the Company's financial performance. To date, all stock options have been granted at or above fair market value. Generally, such options vest over a period of several years; however, for certain option grants, vesting is accelerated if certain financial performance objectives are met. Accordingly, an executive receiving an option generally is rewarded only if the market price of FSI's Common Stock appreciates. Stock options are authorized by the Compensation Committee. Since long-term options generally vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants.

     Stock options are designed to align the interest of the Company's executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareholders' return. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.

     On September 25, 1996, the Compensation Committee determined to grant replacement options to all affected employees including executive officers. Options to purchase a total of 145,000 shares at an exercise price of $11.625 per share, the fair market value of the underlying stock on the date of grant, were granted to such executive officers, provided that the officers agree to terminate the related options. The options held by executive officers that may be exchanged for a like number of replacement options have exercise prices ranging from $15.88 to $20.50 per share. However, if exchanged, the unvested portion of all replacement options will be delayed one year pursuant to the terms of the replacement option agreements. The Compensation Committee approved the option repricing to executive officers and other employees of the Company because it believes that equity interests are a significant factor in the Company's ability to retain key employees who are critical to the Company's long-range success and in response to various cost control measures impacting such individuals including mandatory furlough days and salary reductions in executive officers' pay. As required by the rules of the SEC, a complete discussion of the option repricing will be contained in the proxy statement for the 1998 Annual Meeting of Shareholders.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Compensation Committee determines Mr. Elftmann's compensation package in accordance with the methodology described above. In evaluating and setting the CEO's target annual compensation the Committee reviews the Company's business and financial performance. That review is based upon a number of factors including sales, earnings, divisional growth, backlog, market share, return on equity and total shareholder return. The Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon a consideration of all of these factors as well as the progress made with respect to the Company's long term goals and strategies.

     Effective January 1, 1996, the Compensation Committee approved a salary increase of approximately 16.5% based upon its evaluation of Mr. Elftmann's performance toward the achievement of the Company's financial strategies and other goals, his length of service and comparative chief executive officer pay information.

     Each year, Mr. Elftmann's potential incentive award at the threshold, goal and maximum profit targets is established by the Compensation Committee in relation to the Company's financial goals and reflects its determination of what is an appropriate incentive by putting a substantial portion of his compensation at risk. For fiscal 1996, Mr. Elftmann received an incentive award of $54,987 based upon the payout of awards at the threshold financial performance target for the Company. In addition, in the first quarter of fiscal 1996, Mr. Elftmann, together with all other eligible employees, received a discretionary bonus equal to approximately two week's pay ($10,904). In connection with certain cost control measures instituted in early fiscal 1997, Mr. Elftmann and the other executive directors have agreed to a 10% reduction in their base salary.

     As with other members of management, Mr. Elftmann is periodically awarded stock options. Mr. Elftmann did not receive a stock option award in fiscal 1996.

       JAMES A. BERNARDS      TERRENCE W. GLARNER      ROBERT E. LORENZINI

         Members of the Compensation and Omnibus Stock Plan Committees

                (THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY.)

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Chief Executive Officer and the four other most highly compensated executive officers as of the fiscal year ended August 31, 1996 for services in all capacities as well as compensation earned by such person for the previous two fiscal years (if the person was an executive officer during any part of such fiscal year):

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                            --------------------------------   -----------------------------------
                                                                                        AWARDS
                                                                               -------------------------   PAYOUTS
                                                                               RESTRICTED                  -------
                                                                OTHER ANNUAL     STOCK       SECURITIES     LTIP      ALL OTHER
            NAME AND               FISCAL   SALARY     BONUS    COMPENSATION    AWARD(S)     UNDERLYING    PAYOUTS   COMPENSATION
       PRINCIPAL POSITION           YEAR      ($)       ($)         (1)           ($)       OPTIONS/SARS     ($)        ($)(2)
---------------------------------  ------   -------   -------   ------------   ----------   ------------   -------   ------------
Joel A. Elftmann,                   1996    305,480    65,891        --            -0-            -0-        -0-        47,906
  Chairman, President and           1995    257,027   128,514        --            -0-         20,000        -0-        47,384
  Chief Executive Officer           1994    222,065    92,129        --            -0-            -0-        -0-        52,149
Robert E. Cavins,                   1996    169,711    67,154        --            -0-          7,500        -0-        19,136
  Executive Vice President;         1995    140,359    28,072        --            -0-         30,000        -0-        19,208
  President, Chemical               1994    119,769    16,998        --            -0-         20,000        -0-        13,766
  Management Division
Dale A. Courtney,                   1996    182,313    19,531        --            -0-          7,500        -0-        23,423
  Executive Vice President;         1995    142,384    71,192        --            -0-         30,000        -0-        22,746
  President, Surface                1994    119,769    32,680        --            -0-         20,000        -0-        21,304
  Conditioning Division
Benno G. Sand,                      1996    199,073    42,237        --            -0-          7,500        -0-        22,676
  Executive Vice President,         1995    152,352    76,181        --            -0-         30,000        -0-        22,332
  Chief Financial Officer and       1994    168,960    32,966        --            -0-         20,000        -0-        23,182
  Secretary
Dr. Benjamin J. Sloan,              1996    194,080    76,446        --            -0-          7,500        -0-        23,423
  Executive Vice                    1995    167,681    68,749        --            -0-         30,000        -0-        22,746
  President; President,             1994    159,577    42,778        --            -0-         20,000        -0-        24,075
  Microlithography Division

---------------------------
(1) Disclosure is not required by applicable SEC rules, as the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the executive officers named above.

(2) Compensation reported represents (a) the estimated dollar value of Company contributions to the Company's defined contribution pension plan based upon such individual's earnings for the year being reported; (b) the dollar value of premiums paid by the Company on split-dollar life insurance; and (c) the Company's profit sharing contribution to the 401(k) Plan made in fiscal 1994 for the 1993 Plan (calendar) year, in fiscal 1995 for the 1994 Plan (calendar) year and in fiscal 1996 for the 1995 plan (calendar) year. The dollar value of each benefit for the fiscal year ended August 31, 1996 is:
    J. Elftmann, (a) $6,000, (b) $39,483, (c) $2,423; R. Cavins, (a) $6,000, (b)
    $10,713, (c) $2,423; D. Courtney, (a) $6,000, (b) $15,000, (c) $2,423; B.
    Sand, (a) $6,000, (b) $14,253, (c) $2,423; and B. Sloan, (a) $6,000, (b)
    $15,000, (c) $2,423.

                                 STOCK OPTIONS

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth individual grants of stock options made to the Named Executives during the fiscal year ended August 31, 1996.

                                                                                                            POTENTIAL
                                                                                                            REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                           STOCK PRICE
                           NUMBER OF                                                                       APPRECIATION
                           SECURITIES     PERCENT OF TOTAL                                                  FOR OPTION
                           UNDERLYING         OPTIONS                                                       TERM($)(3)
                            OPTIONS     GRANTED TO EMPLOYEES     EXERCISE PRICE                         ------------------
          NAME             GRANTED(1)      IN FISCAL YEAR       OR BASE PRICE ($)    EXPIRATION DATE      5%         10%
------------------------   ---------    --------------------    -----------------    ---------------    ------     -------
Joel A. Elftmann                 0                 0%                   N/A                  N/A             0           0
Robert E. Cavins             7,500(2)           1.93                  20.50              11/9/05        96,691     245,037
Dale A. Courtney             7,500(2)           1.93                  20.50              11/9/05        96,691     245,037
Benno G. Sand                7,500(2)           1.93                  20.50              11/9/05        96,691     245,037
Dr. Benjamin J. Sloan        7,500(2)           1.93                  20.50              11/9/05        96,691     245,037

---------------------------
(1) All of these options were granted pursuant to the Company's 1994 Omnibus Stock Plan.

(2) Approximately one-third of the options granted will vest on each of the first three anniversaries of the date of grant. All options were granted at fair market value on the date of grant and have a term of ten years. Generally all of the options will become fully exercisable upon approval by the Company's shareholders of a merger, plan of exchange, sale of substantially all of the Company's assets or plan of liquidation. On September 25, 1996 the above-named executives were granted an option to purchase a comparable number of shares at an exercise price of $11.625. These options may be exchanged for the options listed above subject to a one year delay in the vesting of such options. See "Report of the Compensation and Omnibus Stock Plan Committee of the Board on Executive Compensation -- Stock Options".

(3) We recommend caution in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the SEC. They assume the value of Company stock appreciates 5% or 10% each year, compounded annually, for the term of each option. They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value of options. Also, if appreciation does occur at the 5% or 10% per year rate, the amounts shown would not be realized by the recipients until the end of the option term.

                (THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY.)

     The following table shows, as to the Named Executives, information concerning stock options exercised and the value of options held by such persons at the end of fiscal 1996 including those listed in the table above.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1996
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                              OPTIONS/SARS AT FISCAL                OPTIONS/SARS
                      SHARES ACQUIRED    VALUE REALIZED             YEAR-END(2)               AT FISCAL YEAR-END ($)(3)
       NAME           ON EXERCISE (#)        ($)(1)          EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
-------------------   ---------------    --------------    -----------------------------    -----------------------------
Joel A. Elftmann                0                  0           32,666          13,334          200,850               0
Robert E. Cavins                0                  0           20,799          36,701           49,992          27,508
Dale A. Courtney                0                  0          100,468          36,698          753,909          27,501
Benno G. Sand              10,000            102,500           51,802          36,698          306,249          27,501
Benjamin J. Sloan               0                  0          110,799          36,701          813,742          27,508

-------------------------
(1) Represents market value of underlying securities on date of exercise less the exercise price.

(2) Includes options exercisable within 60 days of fiscal year end.

(3) Represents market value of underlying securities at fiscal year end ($10.75 per share) less the exercise price.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Management Agreements (the "Agreements") with each of the Named Executives. The Agreements are operative only upon the occurrence of certain changes in control of the Company. Absent a change in control, the Agreements do not require the Company to retain the executive officers or to pay them any specified level of compensation or benefits.

     Each Agreement provides that if, for two years after a change in control, the executive officer's employment is terminated by the Company other than (i) for cause, (ii) on account of the death, disability or retirement of the executive, or (iii) except for the Agreements entered into with Joel A. Elftmann, Benjamin J. Sloan and Benno G. Sand, voluntarily by the executive (other than voluntary terminations following events that constitute a "Constructive Involuntary Termination" (as defined in the Agreements, and including compensation reductions, demotions, relocations and excessive travel)), the executive is entitled to receive a lump sum severance payment.

     The amount of the lump sum severance payment is equal to one times (or, in the case of Messrs. Elftmann, Sand and Sloan, one and one-half times) the individual's highest rate of compensation during the 12 months immediately preceding the change in control, and payment of a bonus at the "Plan" level for that Plan Year or a specified percentage of the lump sum payment if no plan is then in effect. The Agreements also allow the Named Executive to continue his participation in certain insurance and other benefit plans of the Company for two years following a change in control. If a change in control of the Company occurred and resulted in the termination of a Named Executive, giving rise to payments under these management agreements as of December 1, 1996, the approximate amounts payable to the Named Executives would be as follows: Mr. Elftmann $550,000; Dr. Cavins $200,000; Mr. Courtney $210,000; Mr. Sand $305,000; and Dr. Sloan $315,000.

                               PERFORMANCE GRAPH

     The graph below compares the five-year cumulative shareholder return on the Company's Common Stock with the cumulative five-year return on the Nasdaq Stock Market-U.S. Companies ("Nasdaq-U.S.") and the Company-Determined Peer Group Index (the "Peer Index") over the period of August 31, 1991 to August 31, 1996. The graph and table assume the investment of $100 in each of the Common Stock, the Nasdaq-U.S. and the Peer Index on August 31, 1991 and the reinvestment of all dividends:

                                  FSI International, Inc.            Nasdaq-U.S.      Peer Index
AUGUST 31, 1991                         $  100                         $100            $100
AUGUST 31, 1992                            183                           98             108
AUGUST 31, 1993                            354                          143             306
AUGUST 31, 1994                            613                          149             423
AUGUST 31, 1995                          2,350                          201             844
AUGUST 31, 1996                            717                          226             387

     The Company feels that there is no published industry or line of business index available for comparison purposes. The Peer Index includes the following six companies each of which manufacture equipment used in the microelectronics industry: Applied Materials, Inc.; KLA Instruments Corporation; LTX Corporation; Lam Research Corporation; Novellus Systems, Incorporated; and Silicon Valley Group, Inc. The returns for each of the members of the Peer Index have been weighted according to such member's stock market capitalization.

              PROPOSAL TO APPROVE THE FSI 1997 OMNIBUS STOCK PLAN
                           (ITEM 2 ON THE PROXY CARD)

INTRODUCTION

     Effective December 2, 1996 the Company's Board of Directors authorized the adoption of the FSI International, Inc. 1997 Omnibus Stock Plan (the "1997 Omnibus Plan"), which is attached as Appendix A to this Proxy Statement. At that time, the Board directed that the Company submit the Plan to the shareholders of the Company for approval at the next annual meeting of shareholders. If the shareholders approve the 1997 Omnibus Plan, that approval will have the effect of terminating both the Company's 1994 Omnibus Stock Plan and the Directors' Plan.

     The Compensation Committee of the Board of Directors and the Board of Directors continue to believe that stock-based compensation programs are a key element in achieving the Company's continued financial and operational success. The Company's compensation programs have been designed to motivate representatives of the Company to work as a team to achieve the corporate goal of maximizing shareholder return.

     The SEC recently modified the regulations regarding the short swing profit rules and the requirements regarding the administration of stock-based incentive plans. In view of the new regulations, the Company believes it is valuable and desirous to centralize the stock-based plans covering employees and those covering directors into one plan and to terminate the existing plans.

     The Company's 1994 Omnibus Stock Plan (the "1994 Omnibus Plan") was approved by the Company's Board effective November 22, 1993 and by the shareholders of the Company on January 27, 1994. There are 1,500,000 shares authorized under the Plan. To date, approximately 221,129 shares have been issued, 1,071,500 shares are subject to outstanding options, and 207,371 shares remain available for issuance.

     Effective May 16, 1990, the Company's Board of Directors authorized the adoption of the FSI International, Inc. Directors' Nonstatutory Stock Option Plan (the "Directors' Plan") and the Directors' Plan was approved by the Company's shareholders at the 1991 Annual Meeting of Shareholders. Amendments to the Directors' Plan were approved by the shareholders at the 1995 Annual Meeting of Shareholders. To date, 41,333 shares have been issued, 106,667 shares are subject to outstanding options and 52,000 shares remain available for issuance.

     At the 1990 Annual Meeting, shareholders approved the FSI International 1989 Stock Option Plan ("1989 Plan"). This Plan was terminated effective upon the adoption of the 1994 Omnibus Stock Plan. There are currently 517,521 shares subject to outstanding options issued under the 1989 Plan.

PURPOSE

     The purpose of the 1997 Omnibus Plan is to motivate key employees to produce a superior return to the shareholders of the Company by offering such eligible personnel an opportunity to realize stock appreciation, by facilitating their stock ownership and by rewarding them for achieving a high level of corporate financial performance. In addition, the Plan promotes the interests of the Company and its shareholders by providing directors of the Company who are not employees of the Company (the "Outside Directors") with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contributions to the Company and to aid in attracting and retaining Outside Directors. Options granted under the 1997 Omnibus Plan to Outside Directors are nonstatutory stock options that do not meet the requirements of
Section 422A of the Internal Revenue Code.

ADMINISTRATION

     The 1997 Omnibus Plan is administered by the Omnibus Stock Plan Committee (the "Committee"). The Board has the authority to adopt, revise and waive rules relating to the 1997 Omnibus Plan and to determine the timing and identity of recipients, the amount of any awards, and other terms and conditions of awards. The Committee may delegate its responsibilities under the 1997 Omnibus Plan to members of management of the Company or to others with respect to the selection and grants of awards to employees of the Company who are not deemed to be officers, directors or 10% shareholders of the Company under applicable Federal securities laws The descriptions set forth below are in all respects qualified by the terms of the 1997 Omnibus Plan, a copy of which is attached to this Proxy Statement as Appendix A. Certain grants of options and the amount and nature of the awards to be granted to Outside Directors are automatic. Because the Plan has two basic components, Outside Director options and discretionary options for employees and consultants, the terms of which are substantially different, these two separate components of the Plan are described separately below.

A. AWARDS TO EMPLOYEES AND CONSULTANTS

ELIGIBILITY AND NUMBER OF SHARES

     All employees of the Company and its affiliates are eligible to receive awards under the 1997 Omnibus Plan at the discretion of the Committee. Nonstatutory stock options under the 1997 Omnibus Plan also may be awarded by the Committee to individuals or entities that are not employees but who provide services to the Company or its affiliates in capacities such as advisers, directors, and consultants. The Company and its affiliates presently have approximately 1,300 employees.

     The total number of shares of Company Common Stock available for distribution under the 1997 Omnibus Plan is 1,000,000 (subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company). No more than 100,000 shares pursuant to a stock option or a stock appreciation right may be granted to any one individual under the 1997 Omnibus Plan in any calendar year. Subject to this limitation, there is no limit on the number of shares in respect of which awards may be granted by the Committee to any person.

     The 1997 Omnibus Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and the Company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Company unless such amendments are determined by the Committee to be materially adverse to the recipient and are not required as a matter of law. Any shares of Company Common Stock subject to awards under the 1997 Omnibus Plan which are not used because the terms and conditions of the awards are not met may be reallocated under the 1997 Omnibus Plan as though they had not previously been awarded, unless such shares were used to calculate the value of stock appreciation rights which have been exercised.

TYPES OF AWARDS

     The types of awards that may be granted under the 1997 Omnibus Plan include restricted and unrestricted stock, incentive and nonstatutory stock options, stock appreciation rights, performance units, and other stock-based awards. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, such awards will be exercisable by the recipients at such times as are determined by the Committee. Except as noted below, during the lifetime of a person to whom an award is granted, only that person (or that person's legal representative) may exercise an option or stock appreciation right, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order. However, the Committee may provide (i) that an award shall be transferable to a successor in the event of a recipient's death, or (ii) that an award (other than incentive stock options) may be transferable to members of the recipient's immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the recipient does not receive any consideration for the transfer.

     In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of each type of award that may be granted to an employee (and in some cases, a consultant, director, or other advisor) under the 1997 Omnibus Plan are as follows:

RESTRICTED AND UNRESTRICTED STOCK, AND OTHER STOCK-BASED AWARDS

     The Committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. Company Common Stock granted to recipients may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a shareholder, including without limitation, voting and dividend rights. The 1997 Omnibus Plan provides that no more than 100,0000 shares in the form of restricted stock and 25,000 shares in the form of unrestricted stock can be issued under the 1997 Omnibus Plan.

INCENTIVE AND NONSTATUTORY STOCK OPTIONS

     Both incentive stock options and nonstatutory stock options may be granted to recipients at such exercise prices as the Committee may determine but not less than 100% of the fair market value (as defined in the 1997 Omnibus Plan) of the underlying stock as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that unless applicable Federal tax laws are modified, (i) no incentive stock options may be granted more than 10 years after the effective date of the 1997 Omnibus Plan, (ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant and (iii) the aggregate fair market value of the shares of Company Common Stock with respect to which incentive stock options held by an employee under the 1997 Omnibus Plan and any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns 10% or more of the outstanding shares of the Company.

     The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock, as determined by the Committee. The Committee may permit optionees to simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The Committee may provide, at or after the grant of a stock option, that a Plan participant who surrenders shares of stock in payment of an option shall be granted a new incentive or non-qualified stock option covering a number of shares equal to the number of shares so surrendered.

     In addition, options may be granted under the 1997 Omnibus Plan to employees of entities acquired by the Company in substitution of options previously granted to them by the acquired entity.

STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS

     The value of a stock appreciation right granted to a recipient is determined by the appreciation in Company Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Company Common Stock to which the right relates determined as of the date the stock appreciation right is granted. No stock appreciation right may be exercised less than six months from the date it is granted unless the recipient dies or becomes disabled.

     Performance units entitle the recipient to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term.

     Payments with respect to stock appreciation rights and performance units may be paid in cash, shares of Company Common Stock or a combination of cash and shares as determined by the Committee.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS, FORFEITURE

     The Committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of options, stock appreciation rights and other awards or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, the death of the recipient or such other events as the Committee may determine. The Committee may provide that certain awards may be exercised in certain events after the termination of employment or death of the recipient.

     The Committee may condition a grant upon the recipient's agreement that in the event of certain occurrences, which may include a recipient's competition with, unauthorized disclosure of confidential information of, or violation of the applicable business ethics policy or business policy of the Company or any of its affiliates, the awards paid to the recipient within six months prior to the termination of employment of the recipient (or their economic value) may be subject to forfeiture at the Committee's option.

ADJUSTMENTS, MODIFICATIONS, TERMINATION

     The 1997 Omnibus Plan gives the Committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the option price of outstanding options, and performance targets for, and payments under, outstanding awards of performance units in the event of mergers, recapitalizations, stock dividends, stock splits or other relevant changes. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such other events as may be specified by the Committee, which may include changes in accounting practices of the Company or changes in the recipient's title or employment responsibilities. The 1997 Omnibus Plan also gives the Board the right to terminate, suspend or modify the 1997 Omnibus Plan, except that amendments to the 1997 Omnibus Plan are subject to shareholder approval if needed to comply with the incentive stock option provisions of Federal tax laws. Under the 1997 Omnibus Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients in the event of certain dissolutions, liquidations, mergers, statutory share exchanges or other similar events involving the Company.

B. OUTSIDE DIRECTOR OPTIONS

AGREEMENTS

     The 1997 Omnibus Plan provides that all options granted under the Plan be subject to agreements governing the terms and conditions of the awards. Such agreements will be entered into by the Outside Directors and the Company on or after the time the options are granted. Any shares of Common Stock subject to an option under the 1997 Omnibus Plan that are not used because the terms and conditions of the option are not met may be reallocated under the Plan as though they had not previously been awarded.

TYPES OF AWARDS

     There are two types of automatic option grants under the terms of the 1997 Omnibus Plan: Initial Outside Director Options, and Annual Outside Director Options.

  Initial Outside Director Options

     Each Outside Director first elected or appointed to the Board on or after January 22, 1997 is entitled to receive a single grant of an option, on the date such director first becomes a director, to purchase 10,000 shares of Common Stock.

     Subject to the prior expiration of an Initial Outside Director Option as described below, these options vest and become exercisable six months after the date of grant. In the event of a change in control of the Company (as defined in the 1997 Omnibus Plan), the death or permanent disability of an Outside Director, any Initial

Outside Director Option held by such individual or his or her legal representative that was not previously exercisable shall become immediately exercisable in full.

  Annual Outside Directors Options

     For the 1997 Annual Meeting of Shareholders and for each Annual Meeting of Shareholders thereafter during the term of the 1997 Omnibus Plan, each Outside Director serving as an Outside Director of the Company immediately following such Annual Meeting shall be granted, by virtue of serving as an Outside Director of the Company, a nonstatutory stock option to purchase 4,000 shares of Common Stock (each, an "Annual Outside Director Option"). Such Annual Outside Directors Options shall be deemed to be granted to each Outside Director immediately after such Annual Meeting and shall be granted regardless of whether or not such Outside Director previously received, or simultaneously receives, an Initial Outside Director Option. Initial Outside Director Options and Annual Outside Director Options together are hereinafter sometimes referred to as "Outside Director Options."

     Annual Outside Director Options shall vest and become exercisable cumulatively on an annual basis, as follows: one-third of the total number of shares of Common Stock subject to each such option shall become exercisable on each of the first and second anniversaries of the date of grant and the remaining Common Stock subject to such option shall become exercisable on the third anniversary of the date of grant. Each such option, to the extent exercisable, shall be exercisable in whole or in part.

     In the event of a change in control of the Company, the death or permanent disability of an Outside Director, any Annual Outside Director Options held by such individual or his or her legal representative that was not previously exercisable shall become immediately exercisable in full.

  Termination of Outside Director Options

     Each Outside Director Option granted pursuant to the 1997 Omnibus Plan and all rights to purchase Common Stock thereunder shall terminate on the earliest of:

          (i)    ten years after the date such option is granted;

          (ii) the expiration of the period specified in the agreement after the death or permanent disability of an Outside Director;

          (iii) February 28, 1997, if the shareholders of the Company shall not have approved the 1997 Omnibus Plan; or

          (iv) the date, if any, fixed for cancellation pursuant to the 1997 Omnibus Plan (e.g., in the event of a dissolution, liquidation or merger, etc.); or ninety days after the date the Outside Director ceases to be a director of the Company; provided, however, that the option shall be exercisable during this 90-day period only to the extent that option was exercisable as of the date the person ceases to be an Outside Director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an Outside Director who resigns or whose term expires then becomes a consultant or employee of the Company within ninety days of such resignation or term expiration, the Outside Director Options of such person shall continue in full force and effect.

In no event shall such option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

  Purchase Price and Exercise of Outside Director Options

     All Outside Director Options granted pursuant to the Plan are nonstatutory stock options and the price per share of Common Stock subject to an Outside Director Option is 100% of the fair market value of the Company's Common Stock on the date of grant as defined in the 1997 Omnibus Plan.

     An Outside Director Option may be exercised in whole or in part by delivery of a written notice of exercise accompanied by payment in full of the exercise price in cash, in shares of previously acquired

Common Stock having a fair market value at the time of exercise equal to the exercise price or a combination thereof.

     During the lifetime of an Outside Director only the Outside Director or his or her guardian or legal representative may exercise the option. An option may be assignable or transferable by the Outside Director to the extent authorized by the Committee. An option may be exercised after the death or permanent disability of the Outside Director by such individual's legal representatives, heirs, or legatees, but only within the period specified in the agreement relating to such Outside Director Options.

  Other Awards

     The Committee, in its discretion, may grant options or other Awards to an Outside Director, but only in substitution for Outside Director Options held by that director.

ADJUSTMENTS, MODIFICATIONS, TERMINATION

     The Committee may provide for the accelerated exercisability of Outside Director Options in the event of a change or control of the Company, other fundamental changes of the corporate structure of the Company, the death of the Outside Director or such other events as the Committee may determine. The Committee may also provide that certain awards may be exercised in certain events after the termination of services of the Outside Director or the death of the recipient.

     In addition, the termination of an Outside Director's award may be waived in the event that the Outside Director enters into a consulting or other advisory role with the Company which may, in some cases, involve entering into a non-compete agreement with the Company.

FEDERAL TAX CONSIDERATIONS

     The Company has been advised by its counsel that awards made under the 1997 Omnibus Plan generally will result in the following tax events for United States citizens under current United States Federal income tax laws:

RESTRICTED AND UNRESTRICTED STOCK

     Unless the recipient files an election to be taxed under Section 83(b) of the Code, (a) the recipient will not realize income upon the grant of restricted stock, (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

     With respect to awards of unrestricted stock, (a) the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of the grant.

     When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

INCENTIVE STOCK OPTIONS

     No taxable income to a recipient will be realized, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted under the 1997 Omnibus Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

     Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

NONSTATUTORY STOCK OPTIONS

     A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time any nonstatutory stock option is granted under the 1997 Omnibus Plan. At the time shares are transferred to the recipient pursuant to the exercise of a nonstatutory stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS

     Generally (a) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award, (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock or a combination of cash and shares are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance unit award and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described above with respect to a disposition of unrestricted shares.

WITHHOLDING

     The 1997 Omnibus Plan permits the Company to withhold from cash awards, and to require a recipient receiving Common Stock under the 1997 Omnibus Plan to pay the Company in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a recipient to cover withholding obligations through a reduction in the number of shares delivered to such recipient or a surrender to the Company of shares then owned by the recipient.

VOTING REQUIREMENTS, RECOMMENDATION

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the Meeting is required for approval of the 1997 Omnibus Plan and the shares authorized under the 1997 Omnibus Plan. Proxies solicited by the Board will be voted for approval of the proposal, unless shareholders specify otherwise in their proxies.

     For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the 1997 Omnibus Plan is considered to be present and entitled to vote on the approval of the 1997 Omnibus Plan at the Meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the 1997 Omnibus Plan shall not be considered present and entitled to vote on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 OMNIBUS PLAN

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM 3 ON THE PROXY CARD)

     The firm of KPMG Peat Marwick LLP, independent public accountants, has audited the financial statements of the Company since 1984. The Board has again selected KPMG Peat Marwick LLP to serve as the Company's independent auditors for the fiscal year ending August 30, 1997 subject to ratification by the shareholders. While it is not required to do so, the Board is submitting the selection of KPMG Peat Marwick LLP for ratification in order to ascertain the view of the Company's shareholders. If this selection is not ratified, the Audit Committee and the Board will reconsider such selection. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP, UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

     A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the Meeting.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPOINTMENT OF KPMG PEAT MARWICK.

                                 OTHER MATTERS

     As of the date of the Proxy Statement, management knows of no matters that will be presented for determination at the Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the meeting, calling for a vote of shareholders, the proxy holders have discretionary authority, unless it is expressly revoked, to vote all proxies in accordance with their best judgment.

                                 ANNUAL REPORTS

     THE ANNUAL REPORT OF THE COMPANY FOR FISCAL 1996 INCLUDING FINANCIAL STATEMENTS IS BEING MAILED WITH THIS PROXY STATEMENT. IT IS NOT TO BE DEEMED A PART OF THE PROXY SOLICITATION MATERIAL AND IS NOT INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS WHO WISH TO OBTAIN A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED AUGUST 31, 1996, MAY DO SO WITHOUT CHARGE BY WRITING TO BENNO G. SAND, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S OFFICES, 322 LAKE HAZELTINE DRIVE, CHASKA, MINNESOTA 55318.

                                          By Order of the Board Of Directors

                                          Benno Sand Sig
                                          Benno G. Sand
                                          Secretary

                                                                      APPENDIX A

                            FSI INTERNATIONAL, INC.
                            1997 OMNIBUS STOCK PLAN

     1. Purpose. The purpose of the FSI International, Inc. 1997 Omnibus Stock Plan (the "Plan") is to motivate key personnel to produce a superior return to the shareholders of the Company by offering such personnel an opportunity to realize Stock appreciation, by facilitating Stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity. Additionally, the Plan is intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors.

     2. Definitions.

          2.1 The terms defined in this Section are used (and capitalized) elsewhere in the Plan.

             (a) "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code Section 424(e) and (f), or any successor provisions.

             (b) "Agreement" means (i) a written contract consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant, (ii) containing the terms and conditions of an Award in such form and not inconsistent with this Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

             (c) "Award" or "Awards" means a grant made under this Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

             (d) "Board" means the Board of Directors of the Company.

             (e) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

             (f) "Committee" means the two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3.

             (g) "Company" means FSI International, Inc., a Minnesota corporation, or the successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

             (h) "Effective Date" means the date specified in Plan Section 12.1.

             (i) "Employee" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

             (j) "Event" means any of the following:

                (1) The acquisition by any individual, entity or group (within the meaning of Exchange Act Sections 13(d)(3) or 14(d)(2)) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an Event:

                    (A) any acquisition of common stock or voting securities of the Company directly from the Company,

                    (B) any acquisition of common stock or voting securities of the Company by the Company or any of its wholly-owned
               Subsidiaries,

                    (C) any acquisition of common stock or voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

                    (D) any acquisition by any corporation with respect to
               which, immediately following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest that was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11 or its successor provision;

                (3) Approval by the shareholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                (4) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and

           Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

     Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the 30% or greater interest referred to in paragraph (1) is by a group, acting in concert, that includes that recipient of an Award or if at least 30% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in paragraphs (3) or (4) by a group, acting in concert, that includes that recipient of an Award.

             (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

             (l) "Exchange Act Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as now in force and in effect from time to time or any successor regulation.

             (m) "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan:

                (i) the closing price of a Share on the date immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

                    (A) on the composite tape for New York Stock Exchange listed shares, or

                    (B) if the Shares are not quoted on the composite tape for
               New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

                    (C) if the Shares are not listed on any such exchange, on
               the National Association of Securities Dealers, Inc. Automated Quotations National Market System, or

                (ii) if clause (i) is inapplicable, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

                (iii) if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

     However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date". In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.

             (n) "Fundamental Change" shall mean a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

             (o) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

             (p) "Insider" as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

             (q) "Non-Employee Director" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision.

             (r) "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

             (s) "Option" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

             (t) "Outside Director" means a director who is not an Employee.

             (u) "Participant" means a person or entity to whom an Award is or has been made in accordance with the Plan.

             (v) "Performance Cycle" means the period of time as specified in an Agreement over which Performance Units are to be earned.

             (w) "Performance Units" means an Award made pursuant to Plan
        Section 11.

             (x) "Plan" means this FSI International, Inc. 1997 Omnibus Stock Plan, as may be amended and in effect from time to time.

             (y) "Restricted Stock" means Stock granted under Plan Section 7 so long as such Stock remains subject to one or more restrictions.

             (z) "Section 16" or "Section 16(b)" means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

             (aa) "Share" means a share of Stock.

             (bb) "Stock" means the common stock, no designated par value, of the Company.

             (cc) "Stock Appreciation Right" means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

             (dd) "Subsidiary" means a "subsidiary corporation", as that term is defined in Code Section 424(f), or any successor provision.

             (ee) "Successor" with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant's death.

             (ff) "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

             (gg) "Transferee" means any member of the Participant's immediate family (i.e., his or her children, step-children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

          2.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

     3. Administration and Indemnification.

        3.1 Administration.

             (a) The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award (except as to the amount of the Initial Outside Director Option and the Annual Outside Director Option, as provided in Plan Section 9.3), and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement which has been authorized by the Committee.

             (b) Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of their authority under the Plan to one or more persons who are not Non-Employee Directors.

             (c) To the extent within its discretion and subject to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

             (d) It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

             (e) The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

          3.2 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     4. Shares Available Under the Plan.

             (a) The number of Shares available for distribution under this Plan shall not exceed 1,000,000 (subject to adjustment pursuant to Plan
        Section 16).

             (b) Any Shares subject to the terms and conditions of an Award under this Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan. But Shares with respect to which a Stock Appreciation Right has been exercised whether paid in cash and/or in Shares may not again be awarded under this Plan.

             (c) Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares (except as provided in Plan Section 4(b)) shall be available for further Awards.

             (d) For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

                (i) each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

                (ii) an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

                (iii) where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award; and

                (iv) where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

     Additional rules for determining the number of Shares granted under the Plan may be made by the Committee, as it deems necessary or desirable.

             (e) No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

             (f) The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 100,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 100,000.

     5. Eligibility. Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees and Awards to Outside Directors are subject to the limits of Section 9.3.

     6. General Terms of Awards.

          6.1 Amount of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

          6.2 Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include without limitation, acceleration resulting from the occurrence of an Event or in the event of the Participant's death or retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.2.

          6.3 Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (prior to the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide (i) that the Award subject to the Agreement shall be transferable to a Successor in the event of a Participant's death, or (ii) that the Award (other than Incentive Stock Options) may be transferable to a Transferee. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately prior to the transfer thereof to the Transferee.

          6.4 Termination of Employment. No Option or Stock Appreciation Right may be exercised by a Participant, all Restricted Stock held by a Participant or any other Award then subject to restrictions shall be forfeited, and no payment with respect to Performance Units for which the applicable Performance Cycle has not been completed shall be made, if the Participant's employment or other relationship with the Company and its Affiliates shall be voluntarily terminated or involuntarily terminated with or without cause prior to the expiration of the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award, or the completion of the Performance Cycle, as the case may be, except as, and to the extent, provided in the Agreement applicable to that Award. An Award may be exercised by, or paid to, a Transferee or the Successor of a Participant following the death of the Participant to the extent, and during the period of time, if any, provided in the applicable Agreement.

          6.5 Rights as Shareholder. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award if and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

     7. Restricted Stock Awards.

          (a) An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

          (b) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

          (c) The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

          (d) A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

          (e) No more than 100,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan as Restricted Stock. This limitation shall be calculated pursuant to the applicable provisions of Plan Sections 4 and 16.

     8. Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including without limitations those Awards pursuant to which Shares are or may in the future be acquired,

Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

     No more than 25,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan in the form of Stock without restrictions.

     9. Stock Options.

          9.1 Terms of All Options.

             (a) An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan Section 19).

             (b) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, in Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee and provided in the Agreement but no fractional Shares will be issued or accepted.

             (c) The Committee may provide, in an Agreement or otherwise, that a Participant who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option ("Reload Option"). Unless otherwise provided in the Agreement, a Participant, in order to be entitled to a Reload Option, must pay with Shares that have been owned by the Participant for at least the preceding 180 days.

             (d) Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

          9.2 Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

             (i) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent an Option or Options granted to a Participant exceed this limit the Option or Options shall be treated as a Non-Statutory Stock Option;

             (ii) an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

             (iii) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

             (iv) notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and
        (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

          9.3 Terms and Conditions of Outside Directors' Options.

             (a) Initial Outside Directors' Options. Subject to the terms and conditions of this Plan, any Outside Director first elected or appointed to the Board on or after January 22, 1997 (the "Approval Date") shall receive, by virtue of serving as a director of the Company, a single grant of a Non-Statutory Stock Option to purchase 10,000 Shares (an "Initial Outside Director Option").

             (b) Vesting of Initial Outside Directors' Options. Subject to the provisions of Plan Section 9.3(e), Initial Outside Directors' Options granted pursuant to this Plan shall vest and become exercisable six months after the date of grant. Each Initial Outside Directors' Option, to the extent exercisable, shall be exercisable in whole or in part.

             (c) Annual Outside Director Option Grants. For the Annual Meeting of Shareholders for fiscal year 1997 (to be held on January 22, 1997) and for each Annual Meeting of Shareholders thereafter during the term of this Plan, each Outside Director serving as an Outside Director of the Company immediately following the Annual Meeting shall be granted, by virtue of serving as an Outside Director of the Company, a Non-Statutory Stock Option to purchase 4,000 Shares (an "Annual Outside Director Option"). Each Annual Outside Director Option shall be deemed to be granted to each Outside Director immediately after an Annual Meeting and shall be granted regardless of whether or not an Outside Director previously received, or simultaneously receives, an Initial Outside Director Option. Initial Outside Director Options and Annual Outside Director Options together are sometimes referred to as "Outside Director Options."

             (d) Vesting of Annual Director Options. Subject to the provisions of Plan Section 9.3(e), Annual Outside Director Options shall vest and become exercisable cumulatively on an annual basis, as follows: one-third of the total number of Shares subject to each Option shall become exercisable on each of the first and second anniversaries of the date of grant and the remaining Shares subject to the Option shall become exercisable on the third anniversary of the date of grant. Each Option, to the extent exercisable, shall be exercisable in whole or in part.

             (e) Termination of Initial and Annual Outside Directors'
        Options. Each Outside Director Option granted pursuant to this Plan and all rights to purchase Shares thereunder shall terminate on the earliest of:

                (i) ten years after the date that the Outside Director Option was granted;

                (ii) the expiration of the period specified in the Agreement after the death or permanent disability of an Outside Director;

                (iii) February 28, 1997, if the shareholders of the Company shall not have approved this Plan as of or prior to that date at a duly held shareholders' meeting; or

                (iv) ninety days after the date the Outside Director ceases to be a director of the Company, provided, however, that the option shall be exercisable during this 90-day period only to the extent the option was exercisable as of the date the person ceases to be an Outside Director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an Outside Director who resigns or whose term expires then becomes a consultant or Employee of the Company within ninety days of such resignation or term expiration, the Outside Director Options of such person shall continue in full force and effect.

             In no event shall an Option be exercisable at any time after its original expiration date. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

             (f) Allocation of Common Shares. If as of a date on which an Option or Options are to be awarded pursuant to the provisions of this Section 9.3, the number of Shares available for issuance under the Plan as of this date are less than the number of options to purchase Shares that otherwise would be awarded, then the following formula shall determine how the remaining number of Shares are to be allocated:

                (i) if only one Outside Director is to receive an Option on the date, then that Outside Director shall receive an Option to purchase Shares equal to the number of Shares remaining;

                (ii) if two or more Outside Directors are to receive Options on the date:

                    (1) all Initial Outside Director Options shall first be
               awarded; if, however, the number of Shares available is less than the number of options to purchase Shares that would otherwise be awarded as Initial Outside Director Options then each Outside Director eligible to receive an Initial Outside Director Option shall receive the number of Options that results from the following equation: the whole number of Shares available divided by the number of Outside Directors eligible to receive such an Option, provided, however, that no fractional shares shall be awarded; and if such allocation occurs, any remaining Shares shall not be awarded and shall be deemed not subject to distribution for purposes of Plan Section 4; and

                    (2) If on that date all Initial Outside Director Options to be awarded are awarded in the full amount or if no Initial Outside Director Options are to be awarded, then each Outside Director eligible for an Annual Outside Director Option shall receive an Annual Outside Director Option to purchase Shares in the amount that results from the following equation: the whole number of Shares available divided by the number of Outside Directors eligible for an Annual Outside Director Option, provided, however, that no fractional shares shall be awarded; and any remaining Shares shall not be awarded and shall be deemed not subject to distribution for purposes of Plan Section 4.

             (g) Non-exclusivity of Section 9.3. The provisions of this Section
        9.3 are intended to be exclusive; however, the Committee, in its discretion, may grant Options or other Awards to an Outside Director, but only in substitution for Outside Director Options held by that director.

     10. Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under this Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. Notwithstanding anything to the contrary stated in the Plan, no Stock Appreciation Right shall be exercisable by a Participant or Successor or Transferee prior to six months from the date of grant except in the event of the death or disability of the Participant. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee and provided in the Agreement. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

     11. Performance Units.

          11.1 Initial Award.

             (a) An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee and provided in the Agreement, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include without limitation targets relating to one or more of the Company's or a group's, unit's, Affiliate's or an individual's performance. The Agreement may establish that a portion of the total potential of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

             (b) Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

          11.2 Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not include without limitation an Event, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

     12. Effective Date and Duration of the Plan.

          12.1 Effective Date. The Plan shall become effective as of January 22, 1997, provided that the Plan is approved by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company to be held on January 22, 1997 and any and all adjournments thereof.

          12.2 Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed or until all Awards have expired or lapsed, or the Plan is terminated pursuant to Plan Section 15 or until January 23, 2007 (the "Termination Date"); provided, however, Awards made prior to the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award (or such other time as the Committee may designate) shall be considered the date and time at which the Award is made or granted.

     13. Plan Does Not Affect Employment Status.

          (a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

          (b) Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

     14. Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

     15. Amendment, Modification and Termination of the Plan.

          (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law. However, no such action may, without further approval of the shareholders of the Company, be effective if such approval is required in order that the Plan conform to the requirements of Code Section 422.

          (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 11.2 or 16 does not adversely affect these rights.

     16. Adjustment for Changes in Capitalization. Subject to any required action by the Company's shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution -- (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding,
(iv) in the Option price as to any outstanding Options and, (v) subject to Plan
Section 11.2, in outstanding Performance Units and payments with respect to outstanding Performance Units -- may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Plan Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

     17. Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

          (a) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation to be issuable upon the exercise of Options or used to calculate payments upon the exercise of Stock Appreciation Rights, in lieu of options, stock appreciation rights and capital stock of the Company; or

          (b) at least 30 days prior to the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as hereinafter defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right that has been outstanding for at least six months and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Plan Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have expired pursuant to the Agreement. For purposes of this Section only, "Fair Market Value" per Share shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in the Plan.

     18. Forfeitures. An Agreement may provide that in the event a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months prior to the Participant's termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee's right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant's termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

     19. Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     20. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

     21. Limits of Liability.

          (a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

          (b) Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

     22. Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

     23. Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

     24. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

     25. Beneficiary Upon Participant's Death. To the extent that the transfer of a Participant's Award at his or her death is permitted under an Agreement, a Participant's Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

     26. Change in Control Payments.

          (a) Notwithstanding the provisions of Plan Section 17 above, if any Award, either alone or together with other payments in the nature of compensation to a Participant that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would result in any portion thereof being subject to an excise tax imposed under Code
     Section 4999, or any successor provision, or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Code Section 1504, or any successor provision), or other person making such payments as a result of Code Section 280G, or any successor provision, such Award and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to such an excise tax or being not so deductible.

          (b) For purposes of Plan Section 26(a), (i) no portion of payments the receipt or enjoyment of which a Participant shall have effectively waived in writing prior to the date of distribution of an Award shall be taken into account; (ii) no portion of such Award, benefits and other payments shall be taken into account that in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Participant does not constitute a "parachute payment" within the meaning of Code Section 280G(b)(2), or any successor provision; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in such payment shall be determined by the Company's independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4) or any successor provisions;

          (c) Any Award not paid as a result of this Plan Section 26 or reduced to zero as a result of the limitations imposed hereby, shall remain outstanding in full force and effect in accordance with the other terms and provisions of this Plan.

     27. Requirements of Law.

          (a) To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota without regard to its conflicts of law principles and construed accordingly.

          (b) In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     28. Termination of Other Plan. Effective upon the approval of the Plan by the Company's shareholders, the Company's 1994 Omnibus Stock Plan and the Company's Directors' Nonstatutory Stock Option Plan ("Prior Plans") shall terminate. Thereafter, all grants and awards made under the Prior Plans prior to the approval by the shareholders shall continue in accordance with the terms of the Prior Plans.

PROXY                                                                      PROXY



                           FSI INTERNATIONAL, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Joel A. Elftmann, Luke R. Komarek and Benno G. Sand, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of common stock of FSI International, Inc. held of record by the undersigned on November 26, 1996, at the Annual Meeting of Shareholders to be held on January 22, 1997, or any adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

       (Continued, and to be completed and signed on the reverse side.)

                                                          FSI INTERNATIONAL, INC.
                                              PLEASE MARK VOTE IN OVAL USING DARK INK ONLY. / /

1.  ELECTION OF TWO CLASS I DIRECTORS.                         2. APPROVAL OF THE FSI INTERNATIONAL, INC. 1997  For Withhold Against
    Nominees to serve as Class I Directors                        OMNIBUS STOCK PLAN, as attached in the        / /    / /     / /
    for a three year term and until their                         accompanying Proxy Statement.
    respective successor shall be elected
    and qualified are:

     James A. Bernards and Joanna T. Lau               For All 3. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT  For Withhold Against
                                           For Withhold Except    MARWICK LLP as independent auditors of the    / /    / /     / /
    (To withhold authority to vote for      / /   / /    / /      Company for the 1997 fiscal year.
    any individual nominee write that
    nominee's name on the line provided
    below.)

__________________________________________
                                                                                                Please sign exactly as name appears
                                                                                                below.  When shares are held by
                                                                                                joint tenants, both should sign.
                                                                                                When signing as attorney, executor,
                                                                                                administrator, trustee or guardian,
                                                                                                please give full title as such.
                                                                                                If a corporation, please sign in
                                                                                                full corporate name by President
                                                                                                or other authorized officer.  If a
                                                                                                partnership, please sign in part-
                                                                                                nership name by an authorized
                                                                                                person.


                                                                                                ___________________________________
                                                                                                            (Signature)
                                                                                                ___________________________________
                                                                                                    (Signature, if held jointly)